Exhibit 5.1
James I. Lundy, III
   Attorney at law

1701 Pennsylvania Avenue, nw
Suite 300
Washington, DC 20006
(202) 349-7130
(202) 318-4623

JILundyIII@Verizon.net
April 27, 2010
Southwest Bancorp, Inc.
608 South Main Street
Stillwater, Oklahoma 74074
RE:       Southwest Bancorp, Inc. — Registration Statement on Form S-3
Ladies and Gentlemen:
     I have acted as legal counsel to Southwest Bancorp, Inc. (the “Company”) in connection with the public offering of 4,600,000 shares of common stock, $1.00 par value (“Common Stock”), of the Company (the “Shares”) to be offered and sold by the Company pursuant to a prospectus supplement, dated April 27, 2010 and the accompanying prospectus dated March 16, 2010 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3, as amended (File No. 333-165451) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In my capacity as counsel in connection with such offering, I have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, and instruments, as I have deemed necessary or appropriate for purposes of this opinion letter. In my examination, I have assumed, without verification, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all documents submitted to me as copies, the accuracy and completeness of all corporate records and documents made available to me by the Company, and that the foregoing documents, in the form submitted to me for my review, have not been altered or amended in any respect material to my opinion stated herein. As to certain matters of fact, I have relied upon the certificates, statements, or representations, including those delivered or made in connection with the above referenced transaction, of appropriate officers of the Company and of public officials. am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares, and, for the purposes of this opinion letter, have assumed such future proceedings will be timely completed in the manner presently proposed, including the issuance of the Shares in the manner stated in the Prospectus Supplement, against payment of the consideration set forth in the Prospectus Supplement.
     Based on the foregoing, the Shares are duly authorized and, subject to the assumptions, qualifications and limitations set forth herein, when sold in the manner and to the extent set forth in the Registration Statement, will be validly issued, fully paid, and non-assessable shares of the Common Stock of the Company.

Southwest Bancorp, Inc.
April 27, 2010

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption “Legal Matters” in the Prospectus. In giving this consent, I do not admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ James I. Lundy, III

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